Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated June 20, 2006, accompanying the financial statements of the ASV, Inc. Employee Savings and Profit Sharing Plan included in the Form 11-K of A.S.V., Inc. for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of A.S.V., Inc. on Form S-8 effective July 3, 1995 (File No. 33-94250).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
June 20, 2006

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